UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 31, 2016

INSULET CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	001-33462	04-3523891
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)

600 Technology Park Drive, Suite 200
Billerica, Massachusetts 01821
(Address of Principal Executive Offices, including Zip Code)

Registrant’s telephone number, including area code: (978) 600-7000

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 -- Entry into a Material Definitive Agreement.

On August 31, 2016, Insulet Corporation (the “Company”) entered into a Master Equipment and Services Agreement (the “Agreement”) with ATS Automation Tooling Systems Inc., a leading supplier of automated manufacturing equipment (“ATS”).  Under the Agreement, the Company may procure manufacturing and other services from ATS pursuant to purchase orders entered into from time-to-time.  The Agreement is effective for a 5-year period, unless earlier terminated by either party for cause.

On September 2, 2016, the Company placed a purchase order pursuant to the Agreement for ATS to construct an automated manufacturing assembly line for its products.  ATS will design, build, and install this manufacturing equipment according to technical specifications being provided by the Company.  The work being undertaken pursuant to the purchase order is expected to cost the Company approximately $35 million.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this Current Report to be signed on its behalf by the undersigned thereunto duly authorized.

INSULET CORPORATION

September 6, 2016	By:	/s/ Michael L. Levitz
Name: Michael L. Levitz
Title: Chief Financial Officer